Exhibit 3.3

CROWDSTRIKE HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

BYLAWS

ARTICLE I.

OFFICES.

The registered office of CrowdStrike Holdings, Inc. (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation.  The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation.  The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.

STOCKHOLDERS.

Section 1.                                           Annual Meeting.  The annual meeting of stockholders for the election of Directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors.  At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation.

Section 2.                                           Special Meetings.  Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of at least 20% of the outstanding shares of capital stock entitled to vote.  Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting.  At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3.                                           Notice of Meetings.  Written notice of the time and place of any stockholders’ meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery, electronic transmission in accordance with Section 232 of the Delaware General Corporation Law, as amended (the “DGCL”) or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting.  Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment.  Such further notice, if any, shall be given as may be required by law.

Section 4.                                           Quorum.  Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, or by these Bylaws.

Section 5.                                           Adjournment of Meetings.  If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend.  Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote.  At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 6.                                           Voting List.  The Secretary shall prepare and make, at least ten (10) days before every election of Directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder.  Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 7.                                           Voting.  Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period.  Except as otherwise provided by statute or the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders.  At all meetings of stockholders all matters, except as otherwise provided by statute or the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.  Voting at meetings of stockholders need not be by written ballot.

Section 8.                                           Record Date of Stockholders.  The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 9.                                           Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  An electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.  The date of transmission is the date on which the consent was signed.  Consent given by electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded.  Notwithstanding the foregoing limitations on delivery, consent given by electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of shareholder meetings are recorded to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.  Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III.

DIRECTORS.

Section 1.                                           Number and Qualifications:  The Board of Directors shall consist initially of such number of Directors as is set forth in the Statement of the Sole Incorporator, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board.  The Directors need not be stockholders.

Section 2.                                           Election of Directors:  Unless the Directors are elected by written consent in lieu of an annual meeting, the Directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 3.                                           Duration of Office:  The Directors shall, except as hereinafter provided, hold office until their successors are elected and qualify.

Section 4.                                           Removal and Resignation of Directors:  Except as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, any Director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of such Director shall forthwith become vacant.

Any Director may resign at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 5.                                           Filling of Vacancies:  Except as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, any vacancy among the Directors, occurring from any cause whatsoever, may be filled by a majority of the remaining Directors, though less than a quorum, provided, however, that the stockholders removing any Director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the Directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy.  Except as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, in case of any increase in the number of Directors, the additional Directors may be elected by the Directors in office before such increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his successor is elected and qualifies.

Section 6.                                           Regular Meetings:  The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of Directors is present.  Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 7.                                           Special Meetings:  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if any, or by the President or by any Director.

Section 8.                                           Notice and Place of Meetings:  Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting.  Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each Director addressed to him at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, e-mail, cable or other means of electronic transmission, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.  No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9.                                           Business Transacted at Meetings, etc.:  Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 10.                                    Quorum:  Except as set forth in the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, a majority of the Board of Directors at any time in office shall constitute a quorum.  At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, or these Bylaws.  The members of the Board shall act only as the Board and the individual members thereof shall not have any powers as such.

Section 11.                                    Compensation:  The Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting of the Board of Directors or any committee thereof.  Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12.                                    Action Without a Meeting:  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13.                                    Meetings Through Use of Communications Equipment:  Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, or these Bylaws, have the power to participate in a meeting of the Board of

Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

ARTICLE IV.

COMMITTEES.

Section 1.                                           Committees:  Committees, whose members need not be Directors, may be appointed by the Board of Directors, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors.

Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors.  Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors.

Section 2.                                           Resignation:  Any member of a committee may resign at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 3.                                           Quorum:  A majority of the members of a committee shall constitute a quorum.  The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee.  The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 4.                                           Record of Proceedings, etc.:  Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 5.                                           Organization, Meetings, Notices, etc.:  A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon.  Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings.  Unless otherwise ordered by the Board of Directors, any notice of a meeting of such committee may be given by the Secretary or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph, e-mail, cable or other means of electronic transmission, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 6.                                           Compensation:  The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V.

OFFICERS.

Section 1.                                           Number:  The officers of the Corporation shall be a President and a Secretary and such other officers as may be appointed in accordance with the provisions of this Article V.  The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2.                                           Election, Term of Office and Qualifications:  The officers, except as provided in Section 3 of this Article V, shall be chosen by the Board of Directors.  Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify.  The Chairman of the Board of Directors, if any, shall be a Director of the Corporation, and should he cease to be a Director, he shall ipso facto cease to be such officer.  Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3.                                           Other Officers:  Other officers, including one or more Vice Presidents, Assistant Secretaries, Treasurer or Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4.                                           Removal of Officers:  Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5.                                           Resignation:  Any officer of the Corporation may resign at any time.  Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6.                                           Filling of Vacancies:  A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7.                                           Compensation:  The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8.                                           Chairman of the Board of Directors:  The Chairman of the Board of Directors, if any, shall be a Director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 9.                                           President:  In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors.  He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 10.                                    Vice Presidents:  The Vice President, or Vice Presidents if there is more than one, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President.  The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 11.                                    Secretary:  The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.

Section 12.                                    Treasurer:  The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

ARTICLE VI.

CAPITAL STOCK.

Section 1.                                           Issue of Certificates of Stock:  Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL, and the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares.  Certificates of capital stock shall be in such form as shall be approved by the Board of Directors.  They shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 2.                                           Registration and Transfer of Shares:  The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates.  The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  A record shall be made of each transfer.

The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 3.                                           Lost, Destroyed and Mutilated Certificates:  The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

ARTICLE VII.

DIVIDENDS, SURPLUS, ETC.

Section 1.                                           General Discretion of Directors:  The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS.

Section 1.                                           Fiscal Year:  The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

Section 2.                                           Corporate Seal:  The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure.  The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 3.                                           Notices:  Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by sending via facsimile, telegraphing, cabling, e-mailing or other means of electronic transmission the same to such person at such addresses; and such notice shall be deemed to be given at the time it is mailed, sent via facsimile, telegraphed, cabled or e-mailed.

Section 4.                                           Waiver of Notice:  Any stockholder or Director may at any time (whether after or before the meeting or other event requiring the notice), by writing or by telegraph or by cable or by e-mail or other means of electronic transmission, waive any notice required to be given under these Bylaws, and if any stockholder or Director shall be present at any meeting his presence shall constitute a waiver of such notice.  Any waiver signed, or given by telegraph, e-mail or other means of electronic transmission, by stockholders or Directors constituting a quorum for the business to be transacted shall be binding on all of the stockholders or Directors, as applicable.

Section 5.                                           Checks, Drafts, etc.:  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 6.                                           Deposits:  All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 7.                                           Voting Stock of Other Corporations:  Except as otherwise ordered by the Board of Directors, the President or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present.  The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 8.                                           Indemnification of Officers and Directors:  The Corporation shall indemnify any and all of its Directors or officers, including former Directors or officers, and any employee, who shall serve as an officer or Director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware and the Certificate of Incorporation of the Corporation, as such certificate may be amended from time to time, including by any Certificate of Designation filed by the Corporation.

Section 9.                                           Use of Electronic Transmission:  The Corporation is authorized to use “electronic transmissions” as defined in the DGCL to the full extent allowed by the DGCL, including, but not limited to the purposes of notices, proxies, waivers, resignations, and any other purpose for which electronic transmissions are permitted.

Section 10.                                    Terms Generally:  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Whenever required by the context hereof, the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

ARTICLE IX.

AMENDMENTS.

The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, provided, however, that the stockholders shall have power to rescind, alter, amend or repeal any bylaws made by the Board of Directors, and to enact bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.  No change of the time or place for the annual meeting of the stockholders for the election of Directors shall be made except in accordance with the laws of the State of Delaware.

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CROWDSTRIKE HOLDINGS, INC.

CERTIFICATE OF AMENDMENT

OF BYLAWS

April 17, 2019

The undersigned, George Kurtz, hereby certifies as follows:

1.             The undersigned is the duly elected Secretary of CrowdStrike Holdings, Inc., a Delaware corporation (the “Company”).

2.             Article VIII, Section 1 of the Bylaws is hereby amended and restated in its entirety as follows:

“The fiscal year of the Corporation shall commence on the first day of February and end on the last day of January.”

3.             The matters set forth in this certificate are true and correct of my own knowledge.

[Signature Page Follows]

The undersigned has executed this certificate as an officer of the Company this 17th day of April, 2019.

/s/ George Kurtz
George Kurtz, Secretary and Treasurer

Signature page — Certificate of Amendment of Bylaws